UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2013, Silicon Valley Bank (“SVB”) and Wells Fargo Capital Finance, Inc., a California corporation (the “Agent”) entered into a Joinder Agreement (the “Joinder Agreement”) pursuant to the Second Amended and Restated Credit Agreement, dated as of November 2, 2012 (the “Credit Agreement”), among Oclaro, Inc., a Delaware corporation (“Parent”), Oclaro Technology Limited, a company incorporated under the laws of England and Wales (“Borrower”), each lender party thereto (the “Lenders”) and the Agent, as administrative agent for the Lenders.

Pursuant to the Joinder Agreement, SVB agreed to become an additional Lender under the Credit Agreement, and the Lenders agreed to increase the revolving credit facility under the Credit Agreement from $50 million to $80 million.

The obligations of the Borrower under the Credit Agreement are guaranteed by the Parent and all significant subsidiaries of the Parent and the Borrower (collectively, the “Guarantors”), and are secured, pursuant to two security agreements by substantially all of the assets of the Borrower and the Guarantors, including a pledge of the capital stock holdings of the Borrower and certain Guarantors in their direct subsidiaries.

Borrowings made under the Credit Agreement will be subject to the terms and conditions of the Credit Agreement, as described in the Current Report on Form 8-K filed by Parent with the Securities and Exchange Commission on November 5, 2012.

In connection with the Joinder Agreement, Parent paid SVB a lender fee of $150,000.

Also on January 23, 2013, Parent, Borrower, the Lenders and the Agent entered into Amendment Number One to the Credit Agreement and the associated security agreements (the “Amendment”), pursuant to which the parties agreed that (i) that the senior secured second lien notes due 2018 issued by Oclaro Luxembourg S.A. in the original principal amount of $25,000,000 shall be applied against the maximum dollar limit of senior unsecured convertible notes that Parent may issue without the consent of Agent, and (ii) the cash balances of Opnext, Inc., Pine Photonics Communications, Inc., and Opnext Subsystems Inc. would be subject to a required sweep to the Agent’s account upon the occurrence of certain triggering events.

The foregoing descriptions of the Joinder Agreement and the Amendment are qualified in their entirety by reference to the full text of the Joinder Agreement and the Amendment , copies of which will be filed with Parent’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 29, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Joinder Agreement and the Amendment is incorporated herein in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: January 29, 2013	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer